Vocera Announces Third Quarter Revenue of $42.3 million

SAN JOSE, Calif. - October 26, 2017 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $42.3 million for the third quarter of 2017, an increase of 25% compared to revenue of $33.8 million in the third quarter of 2016.

“We had a great third quarter. Overall revenue growth was robust with strength across all areas of our business.  Year-over-year bookings growth was also impressive, highlighted by exceptional Federal bookings performance and a large number of new customers. Our software platform continues to have significant impact in the market, and our results clearly reflect this,” said Vocera CEO, Brent Lang.

Third quarter of 2017 financial highlights include:

•	Total revenue of $42.3 million, up 25% year-over-year

•	GAAP loss per share of $(0.10); non-GAAP net income per share of $0.11

•	GAAP net loss of $(2.9) million; Adjusted EBITDA of $4.2 million

•	Deferred revenue of $59.1 million as of September 30, 2017

•	Cash, cash equivalents and short-term investments of $67.5 million as of September 30, 2017; no debt

Third Quarter 2017 Results
Total revenue for the third quarter of 2017 was $42.3 million, compared to $33.8 million in the third quarter of 2016.

(in thousands)	Three months ended September 30,
	2017	2016	% change
Product revenue
Device	$16,084	$14,106	14.0%
Software	7,165	5,197	37.9
Total product	$23,249	$19,303	20.4%

Service revenue
Maintenance and support	$13,746	$11,037	24.5%
Professional services and training	5,305	3,415	55.3
Total service	19,051	14,452	31.8
Total revenue	$42,300	$33,755	25.3%

GAAP gross margin for the third quarter of 2017 was 61.1%, compared to 63.6% in the third quarter of 2016. Gross margin in 2017 reflects the added cost of revenues related to the Extension Healthcare acquisition.

	Three months ended September 30,
	2017	2016
Gross margin
Product	69.0%	68.7%
Service	51.5	56.7
Total gross margin	61.1%	63.6%

Non-GAAP gross margin
Product	72.6%	69.3%
Service	55.1	58.4
Total non-GAAP gross margin	64.7%	64.6%

GAAP net loss for the third quarter of 2017 was $(2.9) million, or $(0.10) per share, compared to $(1.2) million, or $(0.04) per share in the third quarter of 2016.

	Three months ended September 30,
(in thousands except per share amounts)	2017	2016
Net loss	$(2,885)	$(1,197)
Net loss per share	$(0.10)	$(0.04)
Non-GAAP net income	$3,289	$2,143
Non-GAAP net income per share	$0.11	$0.08
Adjusted EBITDA	$4,231	$2,649

Deferred revenue at September 30, 2017, was $59.1 million compared to $55.0 million at December 31, 2016. Cash equivalents and short-term investments were $67.5 million at September 30, 2017 and $74.1 million at December 31, 2016. The Company continues to have a strong balance sheet with no debt.

Full Year and Fourth Quarter 2017 Guidance
For the full-year 2017, the Company expects revenue between $158 million and $162 million and a GAAP loss per share between $(0.72) and $(0.59). The Company expects non-GAAP net income per share to be between $0.10 and $0.22 and non-GAAP Adjusted EBITDA to be between $7.0 million and $10.5 million.

(in millions except per share amounts)	Q4’17		FY’17
	Low	High	Low	High
Revenue	$41.0	$45.0	$158.0	$162.0
Loss per share	$(0.13)	$(0.01)	$(0.72)	$(0.59)
Diluted non-GAAP net income per share	$0.07	$0.18	$0.10	$0.22
Adjusted EBITDA	$3.2	$6.7	$7.0	$10.5

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and fourth quarter and full-year guidance, are included in the financial schedules.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, October 26, 2017, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 833-238-7944, or 647-689-4192 for international callers, and using the access code 94534596.

A webcast replay of the call will be archived at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our ability to continue to execute on our business plans and strategies and our expected operating results for the fourth quarter and full year 2017. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, our ability to achieve anticipated strategic or financial benefits from our acquisitions; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturer; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the third quarter of 2017, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP income/(loss) per diluted share and non-GAAP operating expenses. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expenses, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2010, 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments (including amounts relating to the distribution of purchase consideration among the selling equity holders) treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
d) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals and patients, while enabling hospitals to enhance quality of care and operational efficiency.

In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera continues to offer the leading platform for clinical communication and workflow. More than 1,400 hospitals and health systems around the world have selected our solutions for care teams to text securely using smartphones or make calls with our hands-free, wearable Vocera Badge. Interoperability between Vocera and more than 120 clinical systems helps reduce alarm fatigue, speed up staff response times, and improve patient care, safety and experience. In addition to healthcare, Vocera is at home in luxury hotels, nuclear facilities, libraries, retail stores and more. Vocera makes a difference in any industry where workers are on the move and need to connect instantly with team members and access resources or information quickly. Learn more at www.vocera.com, and follow @VoceraComm on Twitter.
The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Philip Anast
Amendola Communications
312.576.6990
panast@acmarketingpr.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue
Product	$23,249	$19,303	$63,940	$50,807
Service	19,051	14,452	53,105	40,877
Total revenue	42,300	33,755	117,045	91,684
Cost of revenue
Product	7,208	6,042	20,424	16,435
Service	9,241	6,253	28,358	18,037
Total cost of revenue	16,449	12,295	48,782	34,472
Gross profit	25,851	21,460	68,263	57,212
Operating expenses
Research and development	6,644	4,286	20,944	12,686
Sales and marketing	15,831	13,305	45,789	38,078
General and administrative	6,088	5,138	17,767	14,099
Total operating expenses	28,563	22,729	84,500	64,863
Loss from operations	(2,712)	(1,269)	(16,237)	(7,651)
Interest income	177	196	410	573
Other income (expense), net	(41)	(75)	1	(226)
Loss before income taxes	(2,576)	(1,148)	(15,826)	(7,304)
Provision for income taxes	(309)	(49)	(1,050)	(183)
Net loss	$(2,885)	$(1,197)	$(16,876)	$(7,487)

Net loss per share
Basic and diluted	$(0.10)	$(0.04)	$(0.59)	$(0.28)
Weighted average shares used to compute net loss per share
Basic and diluted	29,130	27,024	28,439	26,675

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$14,840	$35,033
Short-term investments	52,652	39,033
Accounts receivable, net of allowance	35,453	24,142
Other receivables	1,115	1,211
Inventories	3,115	4,556
Prepaid expenses and other current assets	4,758	3,364
Total current assets	111,933	107,339
Property and equipment, net	6,073	5,894
Intangible assets, net	14,658	18,200
Goodwill	49,246	49,246
Other long-term assets	1,537	1,394
Total assets	$183,447	$182,073
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,790	$3,231
Accrued payroll and other current liabilities	16,050	15,896
Deferred revenue, current	41,559	43,845
Total current liabilities	60,399	62,972
Deferred revenue, long-term	17,577	11,155
Other long-term liabilities	5,084	4,505
Total liabilities	83,060	78,632
Stockholders' equity	100,387	103,441
Total liabilities and stockholders’ equity	$183,447	$182,073

Vocera Communications, Inc.
Three months ended September 30, 2017

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$23,249	—	—	—	$—	$23,249
Service	19,051	—	—	—	—	19,051
Total revenue	42,300	—	—	—	—	42,300
Cost of revenue
Product	7,208	118	729	—	847	6,361
Service	9,241	631	—	60	691	8,550
Total cost of revenue	16,449	749	729	60	1,538	14,911
Gross profit	$25,851	$749	$729	$60	$1,538	$27,389

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$6,644	$507	—	—	$507	$6,137
Sales and marketing	15,831	1,653	385	—	2,038	13,793
General and administrative	6,088	1,809	55	227	2,091	3,997
Total operating expenses	$28,563	$3,969	$440	$227	$4,636	$23,927
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010, 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Three months ended September 30, 2016
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	adjustments	2016
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$19,303	—	—	—	$—	$19,303
Service	14,452	—	—	—	—	14,452
Total revenue	33,755	—	—	—	—	33,755
Cost of revenue
Product	6,042	61	60	—	121	5,921
Service	6,253	237	—	—	237	6,016
Total cost of revenue	12,295	298	60	—	358	11,937
Gross profit	$21,460	$298	$60	$—	$358	$21,818

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	adjustments	2016
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$4,286	$287	—	—	$287	$3,999
Sales and marketing	13,305	1,102	46	—	1,148	12,157
General and administrative	5,138	1,213	72	262	1,547	3,591
Total operating expenses	$22,729	$2,602	$118	$262	$2,982	$19,747
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Vocera Communications, Inc.
Nine months ended September 30, 2017
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$63,940	—	—	—	$—	$63,940
Service	53,105	—	—	—	—	53,105
Total revenue	117,045	—	—	—	—	117,045
Cost of revenue
Product	20,424	309	2,222	—	2,531	17,893
Service	28,358	1,808	—	229	2,037	26,321
Total cost of revenue	48,782	2,117	2,222	229	4,568	44,214
Gross profit	$68,263	$2,117	$2,222	$229	$4,568	$72,831

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$20,944	$1,542	$—	$47	$1,589	$19,355
Sales and marketing	45,789	4,697	1,154	15	5,866	39,923
General and administrative	17,767	4,848	166	718	5,732	12,035
Total operating expenses	$84,500	$11,087	$1,320	$780	$13,187	$71,313
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010, 2014 and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2016.

Nine months ended September 30, 2016
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	adjustments	2016
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$50,807	—	—	—	$—	$50,807
Service	40,877	—	—	—	—	40,877
Total revenue	91,684	—	—	—	—	91,684
Cost of revenue
Product	16,435	167	179	—	346	16,089
Service	18,037	724	—	—	724	17,313
Total cost of revenue	34,472	891	179	—	1,070	33,402
Gross profit	$57,212	$891	$179	$—	$1,070	$58,282

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$12,686	$817	—	—	$817	$11,869
Sales and marketing	38,078	3,390	138	—	3,528	34,550
General and administrative	14,099	3,493	233	262	3,726	10,373
Total operating expenses	$64,863	$7,700	$371	$262	$8,071	$56,792
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

(c)	This adjustment reflects the costs associated with the acquisition in 2016.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
GAAP net loss	$(2,885)	$(1,197)	$(16,876)	$(7,487)
Add back:
Stock compensation expense	4,718	2,900	13,204	8,591
Acquisition related expenses	287	262	1,009	262
Interest income	(162)	(180)	(371)	(530)
Depreciation and amortization expense	1,964	815	5,755	2,271
Provision for income taxes	309	49	1,050	183
Non-GAAP adjusted EBITDA	$4,231	$2,649	$3,771	$3,290

GAAP net loss	$(2,885)	$(1,197)	$(16,876)	$(7,487)
Add back:
Stock compensation expense	4,718	2,900	13,204	8,591
Intangible amortization	1,169	178	3,542	550
Acquisition related expenses	287	262	1,009	262
Non-GAAP net income	$3,289	$2,143	$879	$1,916
Net income per share
Basic	$0.11	$0.08	$0.03	$0.07
Diluted	$0.11	$0.08	$0.03	$0.07
Weighted average shares used to compute net income per share
Basic	29,130	27,024	28,439	26,675
Diluted	30,473	28,250	30,102	27,911

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Q4-17		FY-17
	Low	High	Low	High
Revenue	$41.0	$45.0	$158.0	$162.0
GAAP net loss	(3.8)	(0.3)	(20.7)	(17.2)
Stock compensation expense	4.3	4.3	17.5	17.5
Intangible amortization expense	1.2	1.2	4.8	4.8
Acquisition and restructuring expense	0.4	0.4	1.4	1.4
Total adjustments	5.9	5.9	23.7	23.7
Non-GAAP net income	$2.1	$5.6	$3.0	$6.5
Weighted average shares (in thousands)
Basic	29,530	29,530	28,920	28,920
Diluted - GAAP	29,530	29,530	28,920	28,920
Diluted - Non-GAAP	30,830	30,830	30,000	30,000

GAAP net loss per share, basic and diluted	$(0.13)	$(0.01)	$(0.72)	$(0.59)

Non-GAAP net income per share :
Basic	$0.07	$0.19	$0.10	$0.22
Diluted	$0.07	$0.18	$0.10	$0.22

Reconciliation of Non-GAAP net income (loss) to adjusted EBITDA
	Q4-17		FY-17
	Low	High	Low	High
Non-GAAP net income	$2.1	$5.6	$3.0	$6.5
Interest income, net	(0.1)	(0.1)	(0.4)	(0.4)
Depreciation expense	0.7	0.7	2.8	2.8
Provision for income taxes	0.5	0.5	1.6	1.6
Total adjustments	1.1	1.1	4.0	4.0
Adjusted EBITDA	$3.2	$6.7	$7.0	$10.5

* Amounts may not recompute due to rounding.